THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

Exhibit 4.47

Assets Transaction Agreement for the Project of Transfer of Structures
and Equipment of Xinqiao Plant of Anhui Jianghuai Automobile Group
Co., Ltd. Passenger Car Company

Notice for Use of the Contract

I.This Contract is a model text formulated in accordance with the Civil Code of the People’s Republic of China, the Measures for the Supervision and Administration of the Trading of State-owned Assets of Enterprises (Order No. 32 of the State-owned Assets Supervision and Administration Commission of the State Council and the Ministry of Finance) and other relevant laws and regulations governing the trading of state-owned assets of enterprises.

II.All the terms hereof are exemplary. The parties to this Contract can amend, adjust or supplement this Contract in light of the actualities. Anhui Assets and Equity Exchange Co., Ltd. (“AAEE”), as the provider of this model contract, shall take no legal responsibility therefor.

III.To better protect the rights and interests of both parties hereto, the parties hereto shall exercise caution in entering into this Contract and shall endeavor to make the terms and conditions hereof specific and meticulous. Where the specific transaction does not concern any circumstance set out in any provision hereof, such provision shall be marked with “this provision does not relate to this Contract”.

IV.Assets Transaction Fees: means the service charges payable to AAEE by a transferor or transferee of a trading of state-owned assets of enterprises at AAEE in accordance with the requirements of the administration of commodity prices or other relevant requirements.

V.The materials relating to the text of this Contract shall be set out in the appendix to this Contract.

VI.AAEE solemnly declares that this sample contract is only for use at their election by the parties to the assets transaction at AAEE in light of the actualities. AAEE shall not be under any guarantee obligation required in connection with the preparation and provision of this sample contract, including but not limited to the guarantee for the completeness of the terms and conditions of this sample contract, the authenticity of the purposes of the parties to the transaction entering into this Contract, the eligibility of the parties to the transaction as signatories, the truthfulness and accuracy of the representations and covenants made, and the documents and information provided, by the parties to the transaction for the execution of this Contract, and all other relevant guarantee liabilities.

Party A (Transferor): Anhui Jianghuai Automobile Group Co., Ltd.

Party B (Transferee): NIO Technology (Anhui) Co., Ltd.

In accordance with the Civil Code of the People’s Republic of China and the relevant laws, regulations and policies governing the trading of state-owned assets of enterprises, Party A and Party B have, in adherence to the principles of voluntariness, equality, fairness and good faith, and upon public listing, agreed on matters relating to the transfer of the structures and equipment of Xinqiao Plant of Anhui Jianghuai Automobile Group Co., Ltd. Passenger Car Company, and enter into this transaction contract (this “Contract”) as follows:

Article 1

Transferred Assets

1.1 Transferred Assets: structures and equipment of Xinqiao Plant of Anhui Jianghuai Automobile Group Co., Ltd. Passenger Car Company.

1.2 Party A has entrusted Zhonghua Certified Public Accountants LLP (Special General Partnership) Anhui Branch and Anhui Zhonglian Guoxin Assets Appraisal Co., Ltd. with the audit and appraisal of the transferred assets in detail, and Party B acknowledges the audit and appraisal. The auditor and the appraisal firm have issued the Special Audit Report on the Assets to be Transferred by Anhui Jianghuai Automobile Group Co., Ltd. (Zhong Hui Zi (2023) No. [***]) and the Asset Appraisal Report on the Project of Appraisal of the Value of the Structures and Equipment of Xinqiao Plant of Passenger Car Company Involved in the Assets to be Transferred by Anhui Jianghuai Automobile Group Co., Ltd. (Wan Zhong Lian Guo Xin Ping Bao Zi (2023) No. [***]) (the “Appraisal Report”); the details of the transferred assets are as set forth in the list of assets (attached hereto as Appendix 1).

1.3 Except for the matters already disclosed by Party A to Party B, there is no matter undisclosed or omitted in the asset appraisal report or audit report that may affect the appraisal result or have material adverse effect on the determination of the value of the transferred assets.

Article 2

Transfer Price

2.1 Party A and Party B agree that the transfer price of the transferred assets shall be the price resulting from the public listing on AAEE of the transferred assets in the amount of RMB[***] (exclusive of VAT: Renminbi [***]).

2.2 The deposit in the amount of RMB[***] paid by Party B to AAEE shall become a part of the transfer price after this Contract becomes effective.

Article 3

Payment Method for Transfer Price

3.1 The Parties agree to pay the transfer price specified in Article 2.1 hereof to the account designated by AAEE by the following method within 5 business days from the effective date of this Contract:

Lump-sum Payment Method: Party B agrees to pay the balance of the transfer price in the amount of RMB[***] (balance of the transfer price = transfer price of RMB[***] - deposit of RMB[***]) to the account designated by AAEE within 5 business days from the effective date of this Contract.

3.2 Party B shall be deemed to have performed its payment obligation specified herein after Party B has paid the full amount of the transaction price to the account designated by AAEE and has paid all taxes to the account designated by Party A. Within 5 business days after Party B has fully paid the transfer price, AAEE will transfer the full amount of the transfer price to the account designated by Party A, to which Party B must respond without raising any objection.

Article 4

Closing of Assets and Assumption of Taxes

4.1 Party B has fully understood and acknowledged the status of and the agreements on the transferred assets, and voluntarily accepts the current status of the transferred assets in its entirety and the defects disclosed in the Announcement on Transfer of Structures and Equipment of Xinqiao Plant of Anhui Jianghuai Automobile Group Co., Ltd. Passenger Car Company (the “Transfer Announcement”), and is willing to bear all liabilities and risks.

4.2 After handover of the transferred assets by Party A to Party B, Party A warrants that it will render necessary assistance to Party B to complete the required approvals and amendments (including but not limited to change in the special equipment verification certificate, change in the relevant certificates for imported (duty-free) equipment) by and with relevant competent governmental authorities to which the transfer of the transferred assets hereunder may relate.

4.3 Party A shall, within 4 months following the Assets Closing Date, hand over the data and archives concerning the transferred assets to Party B.

4.4 Within 7 business days after the effective date of this Contract, the Parties shall complete the handover of the transferred assets (the day on which the Parties complete the handover of the assets shall be the “Assets Closing Date”), sign for confirmation the Handover Checklist of Transferred Assets, and have the transferred assets handed over on an “as-is” basis at the time of delivery.

4.5 The type, quantity and status of the transferred assets to be delivered shall be in their “as-is” condition at the time of delivery. Party B shall not raise any objection to the transferred assets after the acquisition thereof.

4.6 The overall layout, planning, operations and relevant existing facilities and equipment within the area where the transferred assets are located shall be in their “as-is” condition at the time of delivery, and Party B shall not raise any objection to the transferred assets after the acquisition thereof.

4.7 Party B shall inform itself about, and check against, other conditions including but not limited to the requirements of the relevant competent authorities of the locality of the transferred assets on the transfer of ownership and use of the transferred assets. If the transfer of ownership of, or amendment or other formalities for, the transferred assets fail to be completed due to any reason attributable to Party B, or the transferred assets fail to be used as expected, Party B shall solely bear all consequences arising therefrom, including but not limited to costs, risks and losses.

4.8 Party B shall, in respect of its qualifications, comply with local policies and regulations on the qualifications for purchase of the transferred assets, and shall check its own qualifications against the relevant regulations and requirements, consult professionals, relevant parties and regulatory authorities, and solely bear all consequences arising therefrom, including but not limited to costs, risks and losses.

4.9 The appraised price, listed price and transaction price of the transferred assets are all exclusive of tax. After completion of the transaction, Party A (or a branch company of Party A) shall issue a VAT invoice to Party B within two days after the Assets Closing Date in accordance with the tax law of the PRC, and the VAT (i.e., the VAT on the transfer price under the Project) shall be borne by Party B. Party B shall transfer the relevant VAT amount to the account designated by Party A while paying the transfer price.

4.10 Except that the amount of tax stated in the VAT invoice for the transfer price under the Project issued by Party A to Party B shall be borne by Party B, the Parties shall each pay VAT and its surcharges, stamp duty and all other taxes incurred in connection with the transfer of the transferred assets respectively in accordance with the law. If no laws or regulations provide for the payer of such taxes, and the Parties have not agreed on the payer either, the Parties shall jointly bear such taxes in equal proportion, unless otherwise agreed by the Parties.

4.11 The transferred assets are currently used for the manufacturing of new energy vehicles, and Party B shall cooperate with Party A in completing the subsequent construction, inspection and acceptance of the Project, and in performing relevant contractual obligations. If it intends to continue to use the transferred assets for the original purposes, Party B shall inform itself about, and check against, the requirements including but not limited to project investment filing and licensing requirements under the law, national industry policies of China and the layout requirements on automobile industry in Anhui Province.

4.12 In accordance with Article 21 of the Measures for the Administration of Automobile Sales which provides that “A supplier shall announce to the public in a timely manner the model of which the production or sale has been discontinued, and shall guarantee the supply of parts and relevant after-sales services for at least 10 years thereafter”, Party B undertakes and warrants that it will continuously supply the relevant models manufactured currently in relation to the transferred assets, and guarantees a continuous and sufficient supply of after-sales parts of the relevant models for after-sales services and maintenance within 10 years after the cessation of the production or sale of those models.

Article 5

Assets Transaction Fees

All Assets Transaction Fees arising from the transactions contemplated hereunder shall be borne by Party B according to the agreements of the Parties.

Article 6

Representations and Warranties of Party A

6.1 Party A warrants that it has the full right to dispose of the transferred assets hereunder, that the ownership of the transferred assets is clear, that the transferred assets have not been sealed up by judicial authorities or been subject to other compulsory measures, and that the transfer of the transferred assets is not prohibited or restricted by laws. All material defects in the transferred assets and Party A’s rights therein or other major matters which may affect the determination of the value of the transferred assets have been disclosed by Party A to Party B, and Party A undertakes that all risks and liabilities arising from such defects shall be solely borne by Party A.

6.2 Party A warrants that all materials (including originals and copies) provided and all statements of facts made by it to Party B and AAEE for the purpose of entering into this Contract are true, accurate, complete and valid, and do not contain any false document or material omission. Party A shall be responsible for the consistency between the materials provided by it and the actual conditions of the transferred assets, and shall bear all legal liabilities arising from any concealment or false statement in such materials.

6.3 Party A warrants that all procedures necessary for its execution of this Contract (including but not limited to internal decisions, authorizations and approvals) have been legally and validly obtained by it, and all the conditions precedent to the formation of this Contract and the transfer of the transferred assets by it have been satisfied.

Article 7

Representations and Warranties of Party B

7.1 Party B is a legal person in legal and valid existence, and has independent legal personality and the ability to assume civil liabilities independently; it is in a good financial position, and has good payment ability and commercial credit; the transaction funds are from legal sources and it is in compliance with the eligibility requirements on transferee under laws, regulations and the Transfer Announcement of the Project.

7.2 Party B warrants that all materials (including originals and copies) provided and all statements of facts made by it to Party A and AAEE for the purpose of entering into this Contract are true, accurate, complete and valid.

7.3 Party B warrants that all procedures necessary for its execution of this Contract (including but not limited to internal decisions, authorizations and approvals) have been legally and validly obtained by it, and all the conditions precedent to the formation of this Contract and the transfer of the transferred assets to it have been satisfied.

7.4 Party B has completed a site inspection of the transferred assets, has carefully read, fully understood and fully accepted all the contents and requirements of the Announcement on Transfer of Structures and Equipment of Xinqiao Plant of Anhui Jianghuai Automobile Group Co., Ltd. Passenger Car Company, voluntarily and entirely accepts the current status and disclosed defects of the transferred assets, and is willing to bear all liabilities and risks.

7.5 With respect to the approvals or filings required for the assets transaction, including those relating to the examination of eligibility of parties to the transaction, antitrust clearance, concession, use right to allocated state-owned land, exploration right and mining right, Party B has understood the provisions of relevant laws and administrative regulations and regulatory requirements, has determined on its own that it is eligible to act as the transferee to this assets transfer project in accordance with such provisions and regulatory requirements and upon consultation with professionals, relevant parties and regulatory authorities, and shall solely bear all consequences arising therefrom, including expenses, risks and losses.

7.6 Party B’s acceptance of the confirmation of its eligibility by Party A and AAEE does not imply that Party B’s eligibility has complied with the provisions of relevant laws and administrative regulations and regulatory requirements. The final determination of Party B’s eligibility to act as transferee to the Project shall be subject to the examination opinions of relevant regulatory authorities.

7.7 Other undertakings required to be made by Party B in the Announcement on Transfer of Structures and Equipment of Xinqiao Plant of Anhui Jianghuai Automobile Group Co., Ltd. Passenger Car Company.

Article 8

Notices and Delivery

All notices, demands and other communications required by this Contract shall generally be sent by courier, text message or email. A notice shall be deemed to have been duly delivered three business days after sending if sent by courier, or when the text message is sent by the sender to the correct mobile phone number of the other party (to the extent such message is not returned by the operator) if sent by text message, or when the email is sent by the sender to the correct email address of the other party (to the extent the email is not returned by the system) if sent by email. Notices shall be sent to the domicile, contact details or email address of the parties set forth on the signature page to this Contract.

Article 9

Liability for Breach of Contract

9.1 If Party B delays in paying the transfer price, Party B shall pay liquidated damages to Party A in an amount equal to 5‰ of the overdue amount of purchase price for each day of delay. If Party B fails to make full payment of the transfer price within 30 days of the receipt of a reminder of late payment, Party A shall be entitled to terminate this Contract, request Party B to bear its liability for breach by paying 30% of the transfer price under this Contract, and request Party B to compensate Party A for its losses.

9.2 If either Party delays in cooperating with the other Party in closing the assets transaction or delivering the assets, the breaching Party shall pay liquidated damages to the non-breaching Party in an amount equal to 5‰ of the transfer price for each day of delay. If the breaching Party fails to cooperate with the non-breaching Party in closing the assets transaction within 30 days of the receipt of a reminder, the non-breaching Party shall be entitled to terminate this Contract and request the breaching Party to compensate the non-breaching Party for its losses.

9.3 If either Party hereto breaches any obligation or responsibility set forth in this Contract, which causes any loss to the other Party, the breaching Party shall be liable to compensate the non-breaching Party; if the purposes of this Contract cannot be effected due to any material adverse effect of the breaching Party’s breach on the transferred assets or the transferor, the non-breaching Party shall be entitled to terminate this Contract and request the breaching Party to compensate the non-breaching Party for its losses.

Article 10

Modification and Termination of Contract

10.1 This Contract may be modified in writing upon mutual agreement of the Parties; provided that such modification shall not violate the provisions of the laws of the PRC and the Transfer Announcement.

10.2 This Contract may be modified or terminated by either Party if:

(1) the Parties agree to terminate this Contract in writing upon mutual agreement due to any change in the circumstances, without prejudice to the national or social public interests;

(2) the conditions to termination by operation of law as provided for in the Civil Code of the People’s Republic of China are satisfied;

(3) any of the circumstances set forth in this Contract where this Contract shall be modified or terminated occurs.

10.3 Either Party that terminates this Contract in accordance with Article 10.2 shall notify the other Party in writing.

10.4 In the event of any termination or modification of the main provisions of this Contract, Party A and Party B shall also notify AAEE in writing of the termination or modification of this Contract. If the modification or termination of this Contract involves any amount temporarily kept in the fund settlement account of AAEE, a written application for the transfer of such amount shall be submitted to AAEE, and AAEE shall have the right to deduct the Assets Transaction Fees payable by the breaching Party directly from such amount.

Article 11

Jurisdiction and Dispute Resolution

11.1 All actions under this Contract shall be governed by the laws of the People’s Republic of China.

11.2 Any dispute arising from the performance of this Contract by the Parties hereto shall be resolved by the Parties through negotiation; if no agreement can be reached through negotiation, such dispute shall be resolved in accordance with (2) below:

(1) the dispute shall be referred to arbitration administered by the Hefei Arbitration Commission;

(2) a lawsuit shall be filed to the people’s court of competent jurisdiction in the place where the transferred assets are located.

Article 12

Miscellaneous

12.1 In respect of any matter not mentioned herein, a written supplementary agreement may be entered into by the Parties upon mutual agreement which shall have the same legal effect as this Contract; provided that such supplementary agreement shall not violate the provisions of the laws of the PRC and the Transfer Announcement.

12.2 This Contract shall take effect as of the date when it is signed and affixed with the seals of Party A and Party B and affixed with the seal of AAEE, unless the effectiveness of this Contract is subject to approval or filing under laws and administrative regulations. If any administrative approval is required for the assets transaction, including those relating to examination of eligibility of parties to the transaction and antitrust clearance, the effectiveness of this Assets Transaction Agreement shall not be affected. If Party B fails to obtain the approval or filing within a reasonable time limit, Party A shall be entitled to terminate this Contract and otherwise dispose of the transferred assets. The deposit or transfer price paid by Party B, net of the Assets Transaction Fees payable to AAEE, shall be paid to Party A and relevant parties as compensation. If such amount of compensation is not sufficient to cover the losses of relevant parties, the relevant parties shall be entitled to request Party B to further make compensation for their losses.

12.3 The appendices to this Contract shall have the same legal effect as this Contract.

12.4 This Contract shall be executed in nine counterparts, and each of Party A and Party B shall hold four counterparts. One counterpart shall be kept by AAEE for record purpose, and the remaining counterparts shall be used to complete the approval or registration procedures for the assets transaction. All counterparts shall have the same legal effect.

(Remainder intentionally left blank; signature page follows)

(Signature page without main text)

Party A (Transferor): (seal)	Party B (Transferee): (seal)
Anhui Jianghuai Automobile Group Co., Ltd.	NIO Technology (Anhui) Co., Ltd.

Legal Representative: (signature) or Authorized Representative: (signature)	Legal Representative: (signature) or Authorized Representative: (signature)
/s/ Authorized Representative	/s/ Authorized Representative

Domicile: No. 176, Dongliu Road, Hefei, Anhui Province	Domicile: Building F, Hengchuang Intelligent Technology Park, No. 3963, Susong Road, Economic and Technological Development Zone, Hefei, Anhui Province
Telephone: [***]	Telephone: [***]
Fax:	Fax:
Email:	Email:

Unified Social Credit Code: 913400007117750489	Unified Social Credit Code: 91340111MA2W48B2X6

Bank Account No.: [***]	Bank Account No.: [***]

Account Opening Bank: Industrial and Commercial Bank of China, Hefei Wangjiang Road Sub-branch	Account Opening Bank: Bank of China Limited, Hefei Economic and Technological Development Zone Sub-branch

Signing Date: December 5, 2023	Signing Date: December 5, 2023

Signing Place: Hefei City, Anhui Province

Transaction Organizer: Anhui Assets and Equity Exchange Co., Ltd.

Date of Witness: December 5, 2023

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

Assets Transaction Agreement for the Project of Transfer of Inventories,
Fixed Assets and Construction Works in Progress of No. 3 Plant of Anhui
Jianghuai Automobile Group Co., Ltd. Passenger Car Company

Notice for Use of the Contract

VII.This Contract is a model text formulated in accordance with the Civil Code of the People’s Republic of China, the Measures for the Supervision and Administration of the Trading of State-owned Assets of Enterprises (Order No. 32 of the State-owned Assets Supervision and Administration Commission of the State Council and the Ministry of Finance) and other relevant laws and regulations governing the trading of state-owned assets of enterprises.

VIII.All the terms hereof are exemplary. The parties to this Contract can amend, adjust or supplement this Contract in light of the actualities. Anhui Assets and Equity Exchange Co., Ltd. (“AAEE”), as the provider of this model contract, shall take no legal responsibility therefor.

IX.To better protect the rights and interests of both parties hereto, the parties hereto shall exercise caution in entering into this Contract and shall endeavor to make the terms and conditions hereof specific and meticulous. Where the specific transaction does not concern any circumstance set out in any provision hereof, such provision shall be marked with “this provision does not relate to this Contract”.

X.Assets Transaction Fees: means the service charges payable to AAEE by a transferor or transferee of a trading of state-owned assets of enterprises at AAEE in accordance with the requirements of the administration of commodity prices or other relevant requirements.

XI.The materials relating to the text of this Contract shall be set out in the appendix to this Contract.

XII.AAEE solemnly declares that this sample contract is only for use at their election by the parties to the assets transaction at AAEE in light of the actualities. AAEE shall not be under any guarantee obligation required in connection with the preparation and provision of this sample contract, including but not limited to the guarantee for the completeness of the terms and conditions of this sample contract, the authenticity of the purposes of the parties to the transaction entering into this Contract, the eligibility of the parties to the transaction as signatories, the truthfulness and accuracy of the representations and covenants made, and the documents and information provided, by the parties to the transaction for the execution of this Contract, and all other relevant guarantee liabilities.

Party A (Transferor): Anhui Jianghuai Automobile Group Co., Ltd.

Party B (Transferee): NIO Technology (Anhui) Co., Ltd.

In accordance with the Civil Code of the People’s Republic of China and the relevant laws, regulations and policies governing the trading of state-owned assets of enterprises, Party A and Party B have, in adherence to the principles of voluntariness, equality, fairness and good faith, and upon public listing, agreed on matters relating to the transfer of the inventories, fixed assets and construction works in progress of No. 3 Plant of Anhui Jianghuai Automobile Group Co., Ltd. Passenger Car Company, and enter into this transaction contract (this “Contract”) as follows:

Article 1

Transferred Assets

1.1 Transferred Assets: inventories, fixed assets and construction works in progress of No. 3 Plant of Anhui Jianghuai Automobile Group Co., Ltd. Passenger Car Company

1.2 Party A has entrusted Zhonghua Certified Public Accountants LLP (Special General Partnership) Anhui Branch and Anhui Zhonglian Guoxin Assets Appraisal Co., Ltd. with the audit and appraisal of the transferred assets in detail, and Party B acknowledges the audit and appraisal. The auditor and the appraisal firm have issued the Special Audit Report on the Assets to be Transferred by Anhui Jianghuai Automobile Group Co., Ltd. (Zhong Hui Zi (2023) No. [***]) and the Asset Appraisal Report on the Project of Appraisal of the Value of the Inventories, Fixed Assets and Construction Works in Progress of No. 3 Plant of Passenger Car Company Involved in the Assets to be Transferred by Anhui Jianghuai Automobile Group Co., Ltd. (Wan Zhong Lian Guo Xin Ping Bao Zi (2023) No. [***]) (the “Appraisal Report”); the details of the transferred assets are as set forth in the list of assets (attached hereto as Appendix 1).

1.3 Except for the matters already disclosed by Party A to Party B, there is no matter undisclosed or omitted in the asset appraisal report or audit report that may affect the appraisal result or have material adverse effect on the determination of the value of the transferred assets.

Article 2

Transfer Price

2.1 Party A and Party B agree that the transfer price of the transferred assets shall be the price resulting from the public listing on AAEE of the transferred assets in the amount of RMB[***] (exclusive of VAT) [in letters: Renminbi [***]).

2.2 The deposit in the amount of RMB[***] paid by Party B to AAEE shall become a part of the transfer price after this Contract becomes effective.

Article 3

Payment Method for Transfer Price

3.1 The Parties agree to pay the transfer price specified in Article 2.1 hereof to the account designated by AAEE by the following method within 5 business days from the effective date of this Contract:

Lump-sum Payment Method: Party B agrees to pay the balance of the transfer price in the amount of RMB[***] (balance of the transfer price = transfer price of RMB[***] - deposit of RMB[***]) to the account designated by AAEE within 5 business days from the effective date of this Contract.

3.2 Party B shall be deemed to have performed its payment obligation specified herein after Party B has paid the full amount of the transaction price to the account designated by AAEE and has paid all taxes to the account designated by Party A. Within 5 business days after Party B has fully paid the transfer price, AAEE will transfer the full amount of the transfer price to the account designated by Party A, to which Party B must respond without raising any objection.

Article 4

Closing of Assets and Assumption of Taxes

4.1 Party B has fully understood and acknowledged the status of and the agreements on the transferred assets, and voluntarily accepts the current status of the transferred assets in its entirety and the defects disclosed in the Announcement on Transfer of Inventories, Fixed Assets and Construction Works in Progress of No. 3 Plant of Anhui Jianghuai Automobile Group Co., Ltd. Passenger Car Company (the “Transfer Announcement”), and is willing to bear all liabilities and risks.

4.2 After handover of the transferred assets by Party A to Party B, Party A warrants that it will render necessary assistance to Party B to complete the required approvals and amendments (including but not limited to change in the special equipment verification certificate, change in the relevant certificates for imported (duty-free) equipment) by and with relevant competent governmental authorities to which the transfer of the transferred assets hereunder may relate.

4.3 Party A shall, within 4 months following the Assets Closing Date, hand over the data and archives concerning the transferred assets to Party B.

4.4 The specific date of the closing by the Parties of the transferred assets shall be determined by the Parties through negotiation (the day on which the Parties complete the handover of the assets shall be the “Assets Closing Date”). Party A and Party B shall sign for confirmation the Handover Checklist of Transferred Assets on the Assets Closing Date. The relevant expenses (i.e., water, electricity, property, sanitation and other relevant charges) incurred in connection with the transferred assets, and the risks of damage to and loss of, responsibilities for the management of, and proceeds derived from, the transferred assets, from the date on which this Contract becomes effective and Party B has fully paid the transfer price and the VAT (i.e., the VAT on the transfer price under the Project), shall be borne or enjoyed by the Transferee.

4.5 The type, quantity and status of the transferred assets to be delivered shall be in their “as-is” condition at the time of delivery. Party B shall not raise any objection to the transferred assets after the acquisition thereof.

4.6 The overall layout, planning, operations and relevant existing facilities and equipment within the area where the transferred assets are located shall be in their “as-is” condition at the time of delivery, and Party B shall not raise any objection to the transferred assets after the acquisition thereof.

4.7 Party B shall inform itself about, and check against, other conditions including but not limited to the requirements of the relevant competent authorities of the locality of the transferred assets on the transfer of ownership and use of the transferred assets. If the transfer of ownership of, or amendment or other formalities for, the transferred assets fail to be completed due to any reason attributable to Party B, or the transferred assets fail to be used as expected, Party B shall solely bear all consequences arising therefrom, including costs, risks and losses.

4.8 Party B shall, in respect of its qualifications, comply with local policies and regulations on the qualifications for purchase of the transferred assets, and shall check its own qualifications against the relevant regulations and requirements, consult professionals, relevant parties and regulatory authorities, and solely bear all consequences arising therefrom, including but not limited to costs, risks and losses.

4.9 The appraised price, listed price and transaction price of the transferred assets are all exclusive of tax. After completion of the transaction, Party A (or a branch company of Party A) shall issue a VAT invoice to Party B in accordance with the tax law of the PRC, and the VAT (i.e., the VAT on the transfer price under the Project) shall be borne by Party B. Party B shall transfer the relevant VAT amount to the account designated by Party A while paying the transfer price.

4.10 During the transition period from the date of this Contract to the Assets Closing Date, Party A shall properly use the transferred assets and shall not perform any act that would infringe upon the legitimate rights and interests of Party B (including but not limited to transfer, mortgage, pledge, lease and other disposal of the transferred assets). Given that there are physical items used for the manufacture such as spare parts in the transferred assets, in the event of any consumption of the spare parts or other physical items from the appraisal reference date to the Assets Closing Date, Party A shall compensate Party B at the appraised price of the items actually consumed (the price of the spare parts and other physical items shall not be adjusted based on the result of the public listing) which is provided in the Asset Appraisal Report on the Project of Appraisal of the Value of the Inventories, Fixed Assets and Construction Works in Progress of No. 3 Plant of Passenger Car Company Involved in the Assets to be Transferred by Anhui Jianghuai Automobile Group Co., Ltd. [Wan Zhong Lian Guo Xin Ping Bao Zi (2023) No. [***]].

4.11 The outstanding construction payment (the “Final Payment”) payable for the construction works in progress in the transferred assets has been included in the listed price of the transferred assets hereunder, and such Final Payment shall be paid by Party A to the construction contractor.

4.12 As the audit of the final project accounts of the fixed assets recognized from construction works in progress and the construction works in progress in the transferred assets has not been completed, if there is any compensation for expenses other than those specified in the construction contract, or any loss or indemnification caused by any change of project quantity, Party A shall be responsible for the relevant project endorsements (including all endorsements completed and not completed before and after the appraisal reference date) and the final accounts audit, and Party B shall cooperate in this regard. Party A shall provide Party B with the documents of the aforesaid final accounts audit, pursuant to which, in respect of sums, etc., the construction and other relevant payments and relevant liabilities arising from the endorsements before and after the appraisal reference date shall be paid by Party B to Party A, and Party B shall be responsible for the services fees for final accounts audit (including service fees for audit of final accounts of construction works in progress) paid by Party A.

4.13 The project endorsement fees and the service fees for final accounts audit mentioned in Article 4.12 above shall be paid by Party B to Party A within 10 business days after delivery by Party A to Party B of the aforesaid documents of final accounts audit and the invoices issued in accordance with laws and regulations.

4.14 Except that the amount of tax stated in the VAT invoice for the transfer price under the Project issued by the Transferor to the Transferee shall be borne by Party B, the Parties shall each pay VAT and its surcharges, stamp duty and all other taxes incurred in connection with the transfer of the transferred assets respectively in accordance with the law. If no laws or regulations provide for the payer of such taxes, and the Parties have not agreed on the payer either, the Parties shall jointly bear such taxes in equal proportion, unless otherwise agreed by the Parties.

4.15 Party A shall be responsible for the outstanding quality assurance and repair and maintenance relating to the transferred assets after the date of this Contract.

4.16 The transferred assets are currently used for the manufacturing of new energy vehicles, and Party B shall cooperate with Party A in completing the subsequent construction, inspection and acceptance of the Project, and in performing relevant contractual obligations. If it intends to continue to use the transferred assets for the original purposes, Party B shall inform itself about, and check against, the requirements including but not limited to project investment filing and licensing requirements under the law, national industry policies of China and the layout requirements on automobile industry in Anhui Province.

4.17 In accordance with Article 21 of the Measures for the Administration of Automobile Sales which provides that “A supplier shall announce to the public in a timely manner the model of which the production or sale has been discontinued, and shall guarantee the supply of parts and relevant after-sales services for at least 10 years thereafter”, Party B undertakes and warrants that it will continuously supply the relevant models manufactured currently in relation to the transferred assets, and guarantees a continuous and sufficient supply of after-sales parts of the relevant models for after-sales services and maintenance within 10 years after the cessation of the production or sale of those models.

Article 5

Assets Transaction Fees

All Assets Transaction Fees arising from the transactions contemplated hereunder shall be borne by Party B according to the agreements of the Parties.

Article 6

Representations and Warranties of Party A

6.1 Party A warrants that it has the full right to dispose of the transferred assets hereunder, that the ownership of the transferred assets is clear, that the transferred assets have not been sealed up by judicial authorities or been subject to other compulsory measures, and that the transfer of the transferred assets is not prohibited or restricted by laws. All material defects in the transferred assets and Party A’s rights therein or other major matters which may affect the determination of the value of the transferred assets have been disclosed by Party A to Party B, and Party A undertakes that all risks and liabilities arising from such defects shall be solely borne by Party A.

6.2 Party A warrants that all materials (including originals and copies) provided and all statements of facts made by it to Party B and AAEE for the purpose of entering into this Contract are true, accurate, complete and valid, and do not contain any false document or material omission. Party A shall be responsible for the consistency between the materials provided by it and the actual conditions of the transferred assets, and shall bear all legal liabilities arising from any concealment or false statement in such materials.

6.3 Party A warrants that all procedures necessary for its execution of this Contract (including but not limited to internal decisions, authorizations and approvals) have been legally and validly obtained by it, and all the conditions precedent to the formation of this Contract and the transfer of the transferred assets by it have been satisfied.

Article 7

Representations and Warranties of Party B

7.1 Party B is a legal person in legal and valid existence, and has independent legal personality and the ability to assume civil liabilities independently; it is in a good financial position, and has good payment ability and commercial credit; the transaction funds are from legal sources and it is in compliance with the eligibility requirements on transferee under laws, regulations and the Transfer Announcement of the Project.

7.2 Party B warrants that all materials (including originals and copies) provided and all statements of facts made by it to Party A and AAEE for the purpose of entering into this Contract are true, accurate, complete and valid.

7.3 Party B warrants that all procedures necessary for its execution of this Contract (including but not limited to internal decisions, authorizations and approvals) have been legally and validly obtained by it, and all the conditions precedent to the formation of this Contract and the transfer of the transferred assets to it have been satisfied.

7.4 Party B has completed a site inspection of the transferred assets, has carefully read, fully understood and fully accepted all the contents and requirements of the Announcement on Transfer of Inventories, Fixed Assets and Construction Works in Progress of No. 3 Plant

of Anhui Jianghuai Automobile Group Co., Ltd. Passenger Car Company, voluntarily and entirely accepts the current status and disclosed defects of the transferred assets, and is willing to bear all liabilities and risks.

7.5 With respect to the approvals or filings required for the assets transaction, including those relating to the examination of eligibility of parties to the transaction, antitrust clearance, concession, use right to allocated state-owned land, exploration right and mining right, Party B has understood the provisions of relevant laws and administrative regulations and regulatory requirements, has determined on its own that it is eligible to act as the transferee to this assets transfer project in accordance with such provisions and regulatory requirements and upon consultation with professionals, relevant parties and regulatory authorities, and shall solely bear all consequences arising therefrom, including expenses, risks and losses.

7.6 Party B’s acceptance of the confirmation of its eligibility by Party A and AAEE does not imply that Party B’s eligibility has complied with the provisions of relevant laws and administrative regulations and regulatory requirements. The final determination of Party B’s eligibility to act as transferee to the Project shall be subject to the examination opinions of relevant regulatory authorities.

7.7 Other undertakings required to be made by Party B in the Announcement on Transfer of Inventories, Fixed Assets and Construction Works in Progress of No. 3 Plant of Anhui Jianghuai Automobile Group Co., Ltd. Passenger Car Company.

Article 8

Notices and Delivery

All notices, demands and other communications required by this Contract shall generally be sent by courier, text message or email. A notice shall be deemed to have been duly delivered three business days after sending if sent by courier, or when the text message is sent by the sender to the correct mobile phone number of the other party (to the extent such message is not returned by the operator) if sent by text message, or when the email is sent by the sender to the correct email address of the other party (to the extent the email is not returned by the system) if sent by email. Notices shall be sent to the domicile, contact details or email address of the parties set forth on the signature page to this Contract.

Article 9

Liability for Breach of Contract

9.1 If Party B delays in paying the transfer price, Party B shall pay liquidated damages to Party A in an amount equal to 5‰ of the overdue amount of purchase price for each day of delay. If Party B fails to make full payment of the transfer price within 30 days of the receipt of a reminder of late payment, Party A shall be entitled to terminate this Contract, request Party B to bear its liability for breach by paying 30% of the transfer price under this Contract, and request Party B to compensate Party A for its losses.

9.2 If either Party delays in cooperating with the other Party in closing the assets transaction or delivering the assets, the breaching Party shall pay liquidated damages to the non-breaching Party in an amount equal to 5‰ of the transfer price for each day of delay. If the breaching Party fails to cooperate with the non-breaching Party in closing the assets transaction within 30 days of the receipt of a reminder, the non-breaching Party shall be entitled to terminate this Contract and request the breaching Party to compensate the non-breaching Party for its losses.

9.3 If either Party hereto breaches any obligation or responsibility set forth in this Contract, which causes any loss to the other Party, the breaching Party shall be liable to compensate the non-breaching Party; if the purposes of this Contract cannot be effected due to any material adverse effect of the breaching Party’s breach on the transferred assets or the transferor, the non-breaching Party shall be entitled to terminate this Contract and request the breaching Party to compensate the non-breaching Party for its losses.

Article 10

Modification and Termination of Contract

10.1 This Contract may be modified in writing upon mutual agreement of the Parties; provided that such modification shall not violate the provisions of the laws of the PRC and the Transfer Announcement.

10.2 This Contract may be modified or terminated by either Party if:

(1) the Parties agree to terminate this Contract in writing upon mutual agreement due to any change in the circumstances, without prejudice to the national or social public interests;

(2) the conditions to termination by operation of law as provided for in the Civil Code of the People’s Republic of China are satisfied;

(3) any of the circumstances set forth in this Contract where this Contract shall be modified or terminated occurs.

10.3 Either Party that terminates this Contract in accordance with Article 10.2 shall notify the other Party in writing.

10.4 In the event of any termination or modification of the main provisions of this Contract, Party A and Party B shall also notify AAEE in writing of the termination or modification of this Contract. If the modification or termination of this Contract involves any amount temporarily kept in the fund settlement account of AAEE, a written application for the transfer of such amount shall be submitted to AAEE, and AAEE shall have the right to deduct the Assets Transaction Fees payable by the breaching Party directly from such amount.

Article 11

Jurisdiction and Dispute Resolution

11.1 All actions under this Contract shall be governed by the laws of the People’s Republic of China.

11.2 Any dispute arising from the performance of this Contract by the Parties hereto shall be resolved by the Parties through negotiation; if no agreement can be reached through negotiation, such dispute shall be resolved in accordance with (2) below:

(1) the dispute shall be referred to arbitration administered by the Hefei Arbitration Commission;

(2) a lawsuit shall be filed to the people’s court of competent jurisdiction in the place where the transferred assets are located.

Article 12

Miscellaneous

12.1 In respect of any matter not mentioned herein, a written supplementary agreement may be entered into by the Parties upon mutual agreement which shall have the same legal effect as this Contract; provided that such supplementary agreement shall not violate the provisions of the laws of the PRC and the Transfer Announcement.

12.2 This Contract shall take effect as of the date when it is signed and affixed with the seals of Party A and Party B and affixed with the seal of AAEE, unless the effectiveness of this Contract is subject to approval or filing under laws and administrative regulations. If any administrative approval is required for the assets transaction, including those relating to examination of eligibility of parties to the transaction and antitrust clearance, the effectiveness of this Assets Transaction Agreement shall not be affected. If Party B fails to obtain the approval or filing within a reasonable time limit, Party A shall be entitled to terminate this Contract and otherwise dispose of the transferred assets. The deposit or transfer price paid by Party B, net of the Assets Transaction Fees payable to AAEE, shall be paid to Party A and relevant parties as compensation. If such amount of compensation is not sufficient to cover the losses of relevant parties, the relevant parties shall be entitled to request Party B to further make compensation for their losses.

12.3 The appendices to this Contract shall have the same legal effect as this Contract.

12.4 This Contract shall be executed in nine counterparts, and each of Party A and Party B shall hold four counterparts. One counterpart shall be kept by AAEE for record purpose, and the remaining counterparts shall be used to complete the approval or registration procedures for the assets transaction. All counterparts shall have the same legal effect.

(Remainder intentionally left blank; signature page follows)

(Signature page without main text)

Party A (Transferor): (seal)	Party B (Transferee): (seal)
Anhui Jianghuai Automobile Group Co., Ltd.	NIO Technology (Anhui) Co., Ltd.

Legal Representative: (signature) or Authorized Representative: (signature)	Legal Representative: (signature) or Authorized Representative: (signature)
/s/ Authorized Representative	/s/ Authorized Representative

Domicile: No. 176, Dongliu Road, Hefei, Anhui Province	Domicile: Building F, Hengchuang Intelligent Technology Park, No. 3963, Susong Road, Economic and Technological Development Zone, Hefei, Anhui Province
Telephone: [***]	Telephone: [***]
Fax:	Fax:
Email:	Email:

Unified Social Credit Code: 913400007117750489	Unified Social Credit Code: 91340111MA2W48B2X6

Bank Account No.: [***]	Bank Account No.: [***]

Account Opening Bank: Industrial and Commercial Bank of China, Hefei Wangjiang Road Sub-branch	Account Opening Bank: Bank of China Limited, Hefei Economic and Technological Development Zone Sub-branch

Signing Date: December 5, 2023	Signing Date: December 5, 2023

Signing Place: Hefei City, Anhui Province

Transaction Organizer: Anhui Assets and Equity Exchange Co., Ltd.

Date of Witness: December 5, 2023